UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 23, 2022, Sesen Bio, Inc. (“Sesen”) and Viventia Bio, Inc., a wholly-owned subsidiary of Sesen (“Viventia,” and together with Sesen, the “Company”), terminated the Exclusive License Agreement (the “License Agreement”) dated July 30, 2020 by and between Sesen, Viventia, and Qilu Pharmaceutical Co., Ltd. (“Qilu”), as well as other related agreements between the Company and Qilu, consistent with the Company’s previously disclosed restructuring plan. The terms of the License Agreement are more fully described in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 31, 2020.

In connection with the termination of the License Agreement, the Company shall make a one-time aggregate payment to Qilu of $1,400,000, which consists of a $1,200,000 termination fee payable upon the termination of the License Agreement and a $200,000 payment payable upon the Company’s receipt of certain clinical data and chemistry, manufacturing, and controls data from Qilu. As a result of the termination of the License Agreement, all rights to Vicineum in China, Hong Kong, Macau and Taiwan have reverted to the Company. The Company currently retains all global rights to Vicineum™ and is continuing to work with a financial advisor to explore strategic alternatives for Vicineum to maximize value for Sesen Bio stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 23, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer